Exhibit 10.5

Execution Version

TREVENA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of May 3, 2013, by and among TREVENA, INC. f/k/a Parallax Therapeutics, Inc., a Delaware corporation (the “Company”) and the investors listed on EXHIBIT A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, certain of the Investors are purchasing shares of the Company’s Series C Preferred Stock (the “Series C Stock”) pursuant to that certain Series C Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A Preferred Stock (the “Series A Stock”), Series B Preferred Stock (the “Series B Stock”) and Series B-1 Preferred Stock (the “Series B-1 Stock”);

WHEREAS, the Prior Investors and the Company are parties to an Amended and Restated Investor Rights Agreement dated July 8, 2010 (the “Prior Agreement”);

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

WHEREAS, in connection with the consummation of the Financing, the Company and the Investors have agreed to the registration rights, information rights, and other rights as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                         GENERAL.

1.1          Definitions.  As used in this Agreement the following terms shall have the following respective meanings:

(a)           “Board” means the Company’s Board of Directors.

(b)           “Certificate” means the Company’s Third Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on May 3, 2013, as amended from time to time.

(c)           “Common Stock” means common stock of the Company, with a par value of $0.001 per share.

(d)           “Co-Sale Agreement” means that certain Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith by and among the Company, the Investors and the “Key Holders” named therein, as amended from time to time.

(e)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)            “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(g)           “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(h)           “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(i)            “Preferred Directors” shall mean the directors designated for election to the Board pursuant to Section 1.2(a) of that certain Amended and Restated Voting Agreement of even date herewith by and among the Company and the “Investors” and “Key Holders” named therein, as amended from time to time, then serving on the Board, if any.

(j)            “Preferred Investor” means an Investor that holds shares of Series A Stock, Series B Stock, Series B-1 Stock or Series C Stock.

(k)           “Preferred Stock” means, collectively, the Series A Stock, the Series B Stock, the Series B-1 Stock and the Series C Stock.

(l)            “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(m)          “Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Shares, (b) any Common Stock acquired by an Investor pursuant to the Co-Sale Agreement, and (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.  Notwithstanding the foregoing, any shares of Common Stock that are issued upon the conversion of shares of Preferred Stock that were (i) automatically converted into shares of Common Stock pursuant to the special mandatory conversion (“pay-to-play”) provisions of Section D.5(l) of Article IV of the Certificate (as defined below) or (ii) in the case of shares of Preferred Stock other than Series C Stock, voluntarily converted into shares of Common Stock within one year prior to the consummation of a Qualified Financing (as defined in the Certificate) shall, in each case, effective upon the initial closing of such Qualified Financing, automatically cease to constitute Registrable Securities for purposes of this Agreement.

(n)           “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(o)           “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any regular or special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(p)           “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as amended.

(q)           “SEC” or “Commission” means the Securities and Exchange Commission.

(r)           “Securities Act” shall mean the Securities Act of 1933, as amended.

(s)            “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(t)            “Shares” shall mean the Series A Stock, Series B Stock, Series B-1 Stock and Series C Stock held from time to time by the Investors listed on EXHIBIT A hereto and their permitted assigns and the shares of Series B-1 Stock issuable upon exercise of warrants outstanding as of the date of this Agreement.

(u)           “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

SECTION 2.                         REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1          Restrictions on Transfer.

(a)           Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i)            there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)           (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances.  After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b)           Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to (i) a transfer by a Holder that does not result in a change in the beneficial ownership of the Shares or Registrable Securities transferred, or (ii) a transfer by a Holder that is: (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (D) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c)           Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR PURSUANT TO AN EXEMPTION THEREFROM.  THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d)           The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration or qualification, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e)           Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2          Demand Registration.

(a)           Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least 1,125,000 shares of Registrable Securities, in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such Registrable Securities after the date hereof, (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of a number of Registrable Securities resulting in an anticipated gross proceeds, of at least $5,000,000 (a “Qualified Public Offering”), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b)           If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable.  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company).  Notwithstanding any other provision of this Section 2.2 or

Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all securities of the Company held by persons other than Holders are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)           The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i)            prior to one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering (or such longer period as may be determined pursuant to Section 2.11 hereof);

(ii)           after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii)         if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement within ninety (90) days;

(iv)          if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(v)           if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vi)          in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

2.3          Piggyback Registrations.  The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the

Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing.  Such notice shall state the intended method of disposition of the Registrable Securities by such Holder.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)           Underwriting.  If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause.  In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4          Form S-3 Registration.  In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)           promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)           as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i)            if Form S-3 is not available for such offering by the Holders, or

(ii)           if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000), or

(iii)         if within thirty (30) days of receipt of a written request from  any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

(iv)          if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period,

(v)           if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or

(vi)          in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(c)           Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders.  Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5          Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.  The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b)(v), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders).  If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.  If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b)(v), as applicable, to undertake any subsequent registration.

2.6          Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below).  In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period.  The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.  Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c)           Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)           Use its reasonable efforts to register and qualify the securities covered by such registration statement under applicable state securities laws or other securities laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)            Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                 Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.7                               Delay of Registration; Furnishing Information.

(a)                                 No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)                                 It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)                                  The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated gross proceeds of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated gross proceeds required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.8                               Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors, legal counsel and accountants of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, legal counsel and accountants, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b)                                 To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants, and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel and accountants, controlling person, underwriter or such other Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act  (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, legal counsel and accountants, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)                                 If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e)                                  The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.9                               Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) acquires at least 100,000 shares of Registrable Securities (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such Registrable Securities after the date hereof); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10                        Limitation on Subsequent Registration Rights.  Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not, without the prior written consent of the holders of at least a majority of the then-outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders.

2.11                        “Market Stand-Off” Agreement.  If requested by the Company and an underwriter of the Company, each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the 180-day period following the effective date of the Initial Offering (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), provided, that (i) all officers and directors of the Company have entered into similar agreements, and (ii) the Company shall agree to use its reasonable efforts to obtain the agreement of the managing underwriter to permit periodic early releases of portions of the securities subject thereto upon the occurrence of certain specified events.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.  The obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

2.12                        Agreement to Furnish Information.  Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto.  In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the restriction set forth in Section 2.11 until the end of said day period.  Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12.  The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.13                        Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)                                 Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)                                 File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act or the Exchange Act; and

(c)                                  So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request:  a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.14                        Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.2, Section 2.3, or Section 2.4 hereof shall terminate upon the earlier of: (i) three (3) years following an initial public offering that results in the conversion of all outstanding shares of Preferred Stock, or (ii) such time as such Holder holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering and all Registrable Securities of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.  Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes.

SECTION 3.                         COVENANTS OF THE COMPANY.

3.1                               Basic Financial Information and Reporting.

(a)                                 The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b)                                 As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days after the end of such fiscal year (or such longer period as is approved by a majority of the Board, including at least two of the Preferred Directors), the Company will furnish each Preferred Investor (and to each other Investor, upon request by such other Investor) a consolidated balance sheet of the Company and its subsidiaries, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.  Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants selected by the Board.

(c)                                  The Company will furnish each Preferred Investor (and to each other Investor, upon request by such other Investor), as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d)                                 The Company will furnish each Preferred Investor (and to each other Investor, upon request by such other Investor) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a consolidated balance sheet of the Company and its subsidiaries as of the end of each such month, and consolidated statements of income and cash flows of the Company and its subsidiaries for such month, prepared in accordance with generally accepted accounting principles consistently applied (except as noted thereon or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

3.2                               Inspection Rights.  Each Preferred Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

3.3                               Confidentiality of Records.  Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor hereof that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner, subsidiary or parent of such Investor as long as such partner, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Investor; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (v) as required by applicable law.

3.4                               Reservation of Common Stock.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Series A Stock, all Common Stock issuable from time to time upon such conversion.

3.5                               Visitation Rights.

(a)                                 For so long as Alta Partners VIII, L.P. holds at least one hundred twenty-five thousand (125,000) shares of Registrable Securities (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such Registrable Securities after the date hereof), the Company shall allow one representative designated by Alta Partners VIII, L.P., who shall initially be Robert Alexander, to attend all meetings of the Board in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to the Board; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential information or for other similar reasons.  The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding.

(b)                                 For so long as (x) Forest Laboratories Holdings Limited (“Forest”) has the right to designate a Preferred Director pursuant to Section 1.2(a) of that certain Amended and Restated Voting Agreement of even date herewith and (y) Forest has formally declined its right to designate such Preferred Director, the Company shall allow one representative designated by Forest, to attend all meetings of the Board in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to the Board; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential information or for other similar reasons.  The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding.

3.6                               Proprietary Information and Inventions Agreement.  The Company shall require all employees and consultants to execute and deliver confidentiality and intellectual property assignment agreements in forms substantially as approved by the Company’s counsel or Board.

3.7                               Board of Directors. The Company shall reimburse each non-employee director serving on the Board for his or her reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board and committee meetings.

3.8                               Board Approval of Certain Transactions.  So long as Investors hold at least one million one hundred and twenty-five thousand (1,125,000) shares of Preferred Stock, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Preferred Stock after the date hereof, the Company shall not without the approval of a majority of the Board, including at least two of the Preferred Directors:

(a)                                 Make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b)                                 Make any loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of a employee stock or option plan approved by the Board;

(c)                                  Guarantee any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d)                                 Make any investment other than investments in prime commercial paper, money market funds, certificates of deposits or the like, in each case having a maturity not in excess of two (2) years;

(e)                                  Incur any indebtedness in excess of two hundred thousand dollars ($200,000) in the aggregate that is not included in a Board-approved budget, other than trade credit incurred in the ordinary course of business;

(f)                                   Enter into or be a party to any transaction with any Company affiliate, director, officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved by the Board;

(g)                                 Hire, fire, or change the compensation of the executive officers, including approving any option plans;

(h)                                 Change the principal business of the Company, enter new lines of business, or exit the current line of business;

(i)                                    Sell, transfer, license, pledge or encumber technology or intellectual property, other than licenses granted in the ordinary course of business;

(j)                                    Make any material investments or acquisitions, or enter into any joint ventures;

(k)                                 Approve the Company’s annual budget or incur expenses that would reasonably be expected to cause the Company to exceed its annual budget previously approved by the Board by more than 10%; or

(l)                                    File a registration statement pertaining to the Initial Offering.

3.9                               Real Property Holding Corporation.  The Company shall provide prompt notice to the Investors following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation.  In addition, upon a written request by an Investor, the Company shall provide such Investor with a written statement informing such Investor whether such Investor’s interest in the Company constitutes a United States real property interest.  The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made.  The Company’s written statement to an Investor shall be delivered to such Investor within 10 days of such Investor’s written request therefor.  Unless earlier terminated in accordance with this Agreement, the Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no preferred stock then outstanding.

3.10                        Qualified Small Business. For so long as any of the Shares are held by an Investor (or a transferee in whose hands such Shares are eligible to qualify as “Qualified Small Business Stock” as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Company will use its reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations.

3.11                        Termination of Covenants.  All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Section 3.3) shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to an Initial Offering, which results in all outstanding shares of Preferred Stock being converted into Common Stock or (ii) the written consent of Investors holding at least a majority of the Preferred Stock held by all Investors, voting together as a single class on an as-if-converted basis.

SECTION 4.                         RIGHTS OF FIRST REFUSAL.

4.1                               Subsequent Offerings.  Subject to applicable securities laws, each Preferred Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.7 hereof.  Each Preferred Investor’s pro rata share is equal to the ratio of (a) the number of shares of Registrable Securities of which such Preferred Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities.  The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2                               Exercise of Rights.  If the Company proposes to issue any Equity Securities, it shall give each Preferred Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same.  Each Preferred Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased.  Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Preferred Investor who would cause the Company to be in violation of applicable federal or state securities laws by virtue of such offer or sale.

4.3                               Issuance of Equity Securities to Other Persons.  If not all of the Preferred Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Preferred Investors who do so elect and shall offer such Preferred Investors the right to acquire such unsubscribed shares on a pro rata basis.  The Preferred Investors shall have ten (10) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares.  The Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Preferred Investor’s rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Preferred Investors pursuant to Section 4.2 hereof.  If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Preferred Investors in the manner provided above.

4.4                               Sale Without Notice.  In lieu of giving notice to the Preferred Investors prior to the issuance of Equity Securities as provided in Section 4.2, the Company may elect to give notice to the Preferred Investors within thirty (30) days after the issuance of Equity Securities.  Such notice shall describe the type, price and terms of the Equity Securities. Each Preferred Investor shall have twenty (20) days from the date of receipt of such notice to elect to purchase up to the number of shares that would, if purchased by such Preferred Investor, maintain such Preferred Investor’s pro rata share (as set forth in Section 4.1) of the Company’s equity securities after giving effect to all such purchases.  The closing of such sale shall occur within sixty (60) days of the date of notice to the Preferred Investors.

4.5                               Termination and Waiver of Rights of First Refusal.  The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering, which results in all outstanding shares of the Preferred Stock being converted into Common Stock, or (ii) an Acquisition or Asset Transfer (each, as defined in the Certificate).

4.6          Assignment of Rights of First Refusal.  The rights of first refusal of each Investor under this Section 4 may be assigned to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9.

4.7          Excluded Securities.  The rights of first refusal established by this Section 4 shall have no application to any Equity Securities that are (i) excluded from the definition of “Additional Shares of Common Stock” pursuant to Section D.5(h)(v) of Article IV of the Certificate, (ii) issued pursuant to the Purchase Agreement, (iii) issued pursuant to any rights or agreements, options, warrants or convertible securities granted after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with, waived, or were inapplicable pursuant to any provision of this Section 4.7 with respect to the initial sale or grant by the Company of such rights or agreements or (iv) issued in connection with any stock split, stock dividend or recapitalization by the Company.

SECTION 5.                         MISCELLANEOUS.

5.1          Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to conflicts of laws or principles thereof.  The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in Delaware.

5.2          Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.3          Entire Agreement.  This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.  Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.4          Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5          Amendment and Waiver.

(a)           Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the holders of at least sixty percent (60%) of the then-outstanding Registrable Securities, provided, however, that (i) for so long as Alta Partners VIII, L.P. has the right to designate a representative pursuant to Section 3.5(a), Section 3.5(a) shall not be adversely amended or modified, nor may the obligations of the Company thereunder be waived without the written consent of Alta Partners VIII, L.P. and (ii) for so long as Forest has the right to designate a representative pursuant to Section 3.5(b), Section 3.5(b) shall not be adversely amended or modified, nor may the obligations of the Company thereunder be waived without the written consent of Forest.

(b)           For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

5.6          Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or EXHIBIT A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.8          Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9          Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10        Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may, with the Company’s written consent, become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.11        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.12        Aggregation of Stock.  All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.13        Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.14        Termination.  This Agreement shall terminate and be of no further force or effect upon the earliest of (i) the date as of which the parties hereto terminate this Agreement by written consent of the Company and the Investors holding a majority of the then-outstanding shares of Registrable Securities in connection with an Acquisition or Asset Transfer (each, as defined in the Certificate) or otherwise or (ii) three (3) years following the Closing of the Initial Offering.

5.15        Prior Agreement.  Upon the effectiveness of this Agreement, the Prior Agreement shall be automatically amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

TREVENA, INC.

By:	/s/ Maxine Gowen
Maxine Gowen
President

Address:

1018 West 8th Avenue, Suite A,

King of Prussia, PA 19406

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

FOREST LABORATORIES HOLDINGS LIMITED

By:	/s/ David F. Solomon

Name:	David F. Solomon

Title:	Assistant Secretary

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

ALTA PARTNERS VIII, L.P.

By:	Alta Partners Management VIII, LLC
Its: General Partner

By:	/s/ Hilary Strain
CFO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

HEALTHCARE VENTURES VIII, L.P.

By:	HealthCare Partners VIII, L.P.
its general partner

	By:		HealthCare Partners VIII, LLC
its general partner

		By:	/s/ Jeffrey Steinberg
Jeffrey Steinberg
Administrative Partner

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

NEW ENTERPRISE ASSOCIATES 12, LIMITED PARTNERSHIP

By:	NEA Partners 12, Limited Partnership
Its General Partner

By:	NEA 12 GP, LLC
Its General Partner

By:	/s/ Louis A. Citron
Chief Legal Officer

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

POLARIS VENTURE PARTNERS V, L.P.

By:	Polaris Venture Management Co. V, L.L.C.
Its General Partner

By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

By:	Polaris Venture Management Co. V, L.L.C.
Its General Partner

By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.

By:	Polaris Venture Management Co. V, L.L.C.
Its General Partner

By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.

By:	Polaris Venture Management Co. V, L.L.C.
Its General Partner

By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

GC&H INVESTMENTS, LLC

Signature:	/s/ Jim Kindler

Print Name:	Jim Kindler

Title:	Manager

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

YED IV, L.P.

By:	/s/ Yuji Kawakami
Yuji Kawakami
President & Representative Director
Yasuda Enterprise Development Co., Ltd.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

SCHEDULE OF INVESTORS

FOREST LABORATORIES HOLDINGS LIMITED

Cumberland House

9th Floor

1 Victoria Street

Hamilton HM 11, Bermuda

Attention:  Chairman

Facsimile:  (441) 292-7880

ALTA PARTNERS VIII, L.P.

One Embarcadero Center, 37th Floor

San Francisco, CA 94111

Facsimile:  (415) 362-6178

Attn: Farah Champsi

HEALTHCARE VENTURES VIII, L.P.

44 Nassau Street

Princeton, NJ 08542

Facsimile:  (609) 430-9525

Attn: Jeffrey Steinberg

NEW ENTERPRISE ASSOCIATES 12, LIMITED PARTNERSHIP

1954 Greenspring Drive, Suite 600

Timonium, MD 21093

Facsimile:  (410) 842-4100

Attn: Louis Citron

POLARIS VENTURE PARTNERS V, L.P.

1000 Winter Street, Suite 3350

Waltham, MA 02451

Facsimile:  (781) 290-0880

Attn: William Bilodeau

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

(same contact information as Polaris Venture Partners V, L.P.)

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.

(same contact information as Polaris Venture Partners V, L.P.)

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.

(same contact information as Polaris Venture Partners V, L.P.)

GC&H INVESTMENTS, LLC

One Maritime Plaza

20th Floor

San Francisco, CA 94111

Attn: John L. Cardoza

YED IV, L.P.

c/o Yasuda Enterprise Development Co., Ltd.

Marumasu Kojimachi Bldg. 8F,

3-3-8 Kojimachi, Chiyoda-ku,

Tokyo 102-0083  JAPAN

Telephone: 813-6811-7080

Facsimile: 813-5213-3406

Attn: Masako Hashimoto